Exhibit 99.2

First Quarter 2019 Earnings Results

Consolidated Financial Summary
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2019	Dec 31, 2018	Mar 31, 2018	Dec 31, 2018	Mar 31, 2018
Net revenues
Institutional Securities	$5,196	$3,839	$6,100	35%	(15%)
Wealth Management	4,389	4,144	4,374	6%	--
Investment Management	804	684	718	18%	12%
Intersegment Eliminations	(103)	(119)	(115)	13%	10%
Net revenues	$10,286	$8,548	$11,077	20%	(7%)

Non-interest expenses
Institutional Securities	$3,601	$3,059	$3,988	18%	(10%)
Wealth Management	3,201	3,134	3,214	2%	--
Investment Management	630	610	570	3%	11%
Intersegment Eliminations	(101)	(112)	(115)	10%	12%
Non-interest expenses (1)	$7,331	$6,691	$7,657	10%	(4%)

Income (loss) before taxes
Institutional Securities	$1,595	$780	$2,112	104%	(24%)
Wealth Management	1,188	1,010	1,160	18%	2%
Investment Management	174	74	148	135%	18%
Intersegment Eliminations	(2)	(7)	0	71%	*
Income (loss) before taxes	$2,955	$1,857	$3,420	59%	(14%)

Net Income (loss) applicable to Morgan Stanley
Institutional Securities	$1,371	$702	$1,627	95%	(16%)
Wealth Management	924	769	914	20%	1%
Investment Management	136	65	127	109%	7%
Intersegment Eliminations	(2)	(5)	0	60%	*
Net Income (loss) applicable to Morgan Stanley	$2,429	$1,531	$2,668	59%	(9%)
Earnings (loss) applicable to Morgan Stanley common shareholders	$2,336	$1,361	$2,575	72%	(9%)

The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated Financial Metrics and Ratios and Statistical Data
(unaudited)

	Quarter Ended
	Mar 31, 2019	Dec 31, 2018	Mar 31, 2018

Financial Metrics:

Earnings per basic share	$1.41	$0.81	$1.48
Earnings per diluted share	$1.39	$0.80	$1.45

Return on average common equity	13.1%	7.7%	14.9%
Return on average tangible common equity	14.9%	8.8%	17.2%

Book value per common share	$42.83	$42.20	$39.19
Tangible book value per common share	$37.62	$36.99	$34.04

Excluding intermittent net discrete tax provision / benefit (1)(2)
Adjusted earnings per diluted share	$1.33	$0.73	$1.45
Adjusted return on average common equity	12.5%	7.1%	14.9%
Adjusted return on average tangible common equity	14.2%	8.1%	17.2%

Financial Ratios:

Pre-tax profit margin	29%	22%	31%
Compensation and benefits as a % of net revenues	45%	44%	44%
Non-compensation expenses as a % of net revenues	26%	34%	25%
Firm expense efficiency ratio	71%	78%	69%
Effective tax rate from continuing operations (1)(2)	16.5%	16.2%	20.9%

Statistical Data:

Period end common shares outstanding (millions)	1,686	1,700	1,774
Average common shares outstanding (millions)
Basic	1,658	1,674	1,740
Diluted	1,677	1,705	1,771

Worldwide employees	60,469	60,348	57,810

The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated Financial Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2019	Dec 31, 2018	Mar 31, 2018	Dec 31, 2018	Mar 31, 2018

Regional revenues
Americas	$7,321	$6,312	$8,018	16%	(9%)
EMEA (Europe, Middle East, Africa)	1,702	1,200	1,708	42%	--
Asia	1,263	1,036	1,351	22%	(7%)
Consolidated net revenues	$10,286	$8,548	$11,077	20%	(7%)

Balance sheet

Deposits	$179,731	$187,820	$160,424	(4%)	12%
Total Assets	$875,964	$853,531	$858,495	3%	2%
Global liquidity reserve	$233,148	$249,735	$206,463	(7%)	13%
Long-term debt outstanding	$189,193	$188,117	$193,708	1%	(2%)
Maturities of long-term debt outstanding (next 12 months)	$26,068	$24,694	$23,029	6%	13%

Common equity	$72,204	$71,726	$69,514	1%	4%
Less: Goodwill and intangible assets	(8,770)	(8,847)	(9,129)	(1%)	(4%)
Tangible common equity	$63,434	$62,879	$60,385	1%	5%

Preferred equity	$8,520	$8,520	$8,520	--	--

The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated Average Common Equity and Regulatory Capital Information
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2019	Dec 31, 2018	Mar 31, 2018	Dec 31, 2018	Mar 31, 2018

Average Common Equity
Institutional Securities	$40.4	$40.8	$40.8	(1%)	(1%)
Wealth Management	18.2	16.8	16.8	8%	8%
Investment Management	2.5	2.6	2.6	(4%)	(4%)
Parent	10.5	10.7	8.8	(2%)	19%
Firm	$71.6	$70.9	$69.0	1%	4%

Regulatory Capital

Common Equity Tier 1 capital	$63.3	$62.1	$60.6	2%	4%
Tier 1 capital	$71.8	$70.6	$69.2	2%	4%

Standardized Approach
Risk-weighted assets	$382.8	$367.3	$390.4	4%	(2%)
Common Equity Tier 1 capital ratio	16.5%	16.9%	15.5%
Tier 1 capital ratio	18.8%	19.2%	17.7%
Tier 1 leverage ratio	8.4%	8.4%	8.2%

Advanced Approach
Risk-weighted assets	$366.3	$363.1	$378.4	1%	(3%)
Common Equity Tier 1 capital ratio	17.3%	17.1%	16.0%
Tier 1 capital ratio	19.6%	19.5%	18.3%
Supplementary Leverage Ratio	6.5%	6.5%	6.3%

The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Institutional Securities
Income Statement Information and Financial Metrics
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2019	Dec 31, 2018	Mar 31, 2018	Dec 31, 2018	Mar 31, 2018
Revenues:

Advisory	$406	$734	$574	(45%)	(29%)
Equity	339	323	421	5%	(19%)
Fixed income	406	360	518	13%	(22%)
Underwriting	745	683	939	9%	(21%)
Investment Banking	1,151	1,417	1,513	(19%)	(24%)

Equity	2,015	1,929	2,558	4%	(21%)
Fixed Income	1,710	564	1,873	*	(9%)
Other	17	(6)	(29)	*	*
Sales & Trading	3,742	2,487	4,402	50%	(15%)

Investments	81	(52)	49	*	65%
Other	222	(13)	136	*	63%

Net revenues	5,196	3,839	6,100	35%	(15%)

Compensation and benefits	1,819	1,179	2,160	54%	(16%)
Non-compensation expenses	1,782	1,880	1,828	(5%)	(3%)
Total non-interest expenses	3,601	3,059	3,988	18%	(10%)

Income (loss) before taxes	1,595	780	2,112	104%	(24%)
Net income (loss) applicable to Morgan Stanley (1)	$1,371	$702	$1,627	95%	(16%)

Pre-tax profit margin	31%	20%	35%
Compensation and benefits as a % of net revenues	35%	31%	35%
Non-compensation expenses as a % of net revenues	34%	49%	30%

Return on Average Common Equity	13%	6%	15%
Return on Average Tangible Common Equity (2)	13%	6%	15%

Trading VaR (Average Daily 95% / One-Day VaR)	$46	$49	$46

The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Wealth Management
Income Statement Information and Financial Metrics
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2019	Dec 31, 2018	Mar 31, 2018	Dec 31, 2018	Mar 31, 2018
Revenues:
Asset management	2,361	2,576	2,495	(8%)	(5%)
Transactional	817	422	747	94%	9%
Net interest income	1,130	1,095	1,069	3%	6%
Other	81	51	63	59%	29%
Net revenues	4,389	4,144	4,374	6%	--

Compensation and benefits	2,462	2,286	2,450	8%	--
Non-compensation expenses	739	848	764	(13%)	(3%)
Total non-interest expenses	3,201	3,134	3,214	2%	--

Income (loss) before taxes	1,188	1,010	1,160	18%	2%
Net income (loss) applicable to Morgan Stanley	$924	$769	$914	20%	1%

Pre-tax profit margin	27%	24%	27%
Compensation and benefits as a % of net revenues	56%	55%	56%
Non-compensation expenses as a % of net revenues	17%	20%	17%

Return on Average Common Equity	20%	17%	21%
Return on Average Tangible Common Equity (1)	36%	32%	39%

The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Wealth Management
Financial Information and Statistical Data
(unaudited)

	Quarter Ended			Percentage Change From:
	Mar 31, 2019	Dec 31, 2018	Mar 31, 2018	Dec 31, 2018	Mar 31, 2018

Wealth Management Metrics

Wealth Management representatives	15,708	15,694	15,682	--	--

Annualized revenue per representative (000's)	$1,118	$1,058	$1,115	6%	--

Client assets (billions)	$2,476	$2,303	$2,371	8%	4%
Client assets per representative (millions)	$158	$147	$151	7%	5%
Client liabilities (billions)	$82	$83	$80	(1%)	3%

Fee-based client assets (billions)	$1,116	$1,046	$1,058	7%	5%
Fee-based asset flows (billions)	$14.8	$16.2	$18.2	(9%)	(19%)
Fee-based assets as a % of client assets	45%	45%	45%

Retail locations	590	591	595	--	(1%)

The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Investment Management
Income Statement Information and Financial Metrics
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2019	Dec 31, 2018	Mar 31, 2018	Dec 31, 2018	Mar 31, 2018
Revenues:
Asset management	$617	$628	$626	(2%)	(1%)
Investments (1)	191	82	77	133%	148%
Other	(4)	(26)	15	85%	*
Net revenues	804	684	718	18%	12%

Compensation and benefits	370	322	304	15%	22%
Non-compensation expenses	260	288	266	(10%)	(2%)
Total non-interest expenses	630	610	570	3%	11%

Income (loss) before taxes	174	74	148	135%	18%
Net income (loss) applicable to Morgan Stanley (2)	$136	$65	$127	109%	7%

Pre-tax profit margin	22%	11%	21%
Compensation and benefits as a % of net revenues	46%	47%	42%
Non-compensation expenses as a % of net revenues	32%	42%	37%

Return on Average Common Equity	22%	10%	19%
Return on Average Tangible Common Equity (3)	35%	15%	30%

The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Investment Management
Financial Information and Statistical Data
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2019	Dec 31, 2018	Mar 31, 2018	Dec 31, 2018	Mar 31, 2018

Assets under management or supervision (AUM)

Net flows by asset class (1)
Equity	$1.4	$(0.9)	$2.3	*	(39%)
Fixed Income	(1.2)	(2.7)	(0.7)	56%	(71%)
Alternative / Other	(0.6)	0.4	(0.1)	*	*
Long-Term Net Flows	(0.4)	(3.2)	1.5	88%	*

Liquidity	(5.8)	13.9	(19.4)	*	70%

Total net flows	$(6.2)	$10.7	$(17.9)	*	65%

Assets under management or supervision by asset class (2)
Equity	$120	$103	$109	17%	10%
Fixed Income	68	68	72	--	(6%)
Alternative / Other	133	128	131	4%	2%
Long‐Term Assets Under Management or Supervision	321	299	312	7%	3%

Liquidity	159	164	157	(3%)	1%

Total Assets Under Management or Supervision	$480	$463	$469	4%	2%

Share of minority stake assets	$6	$7	$7	(14%)	(14%)

The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated Loans and Lending Commitments
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2019	Dec 31, 2018	Mar 31, 2018	Dec 31, 2018	Mar 31, 2018

Institutional Securities

Loans:
Corporate	$13.2	$13.3	$12.6	(1%)	5%
Secured lending facilities	22.3	21.3	17.7	5%	26%
Commercial & residential real estate	13.2	11.4	14.4	16%	(8%)
Securities-based lending and other	7.4	8.3	7.9	(11%)	(6%)

Total Loans	56.1	54.3	52.6	3%	7%

Lending Commitments	102.2	95.0	109.0	8%	(6%)

Institutional Securities Loans and Lending Commitments (1)	$158.3	$149.3	$161.6	6%	(2%)

Wealth Management

Loans:
Securities-based lending and other	$43.5	$44.7	$41.7	(3%)	4%
Residential real estate	28.0	27.5	26.6	2%	5%

Total Loans	71.5	72.2	68.3	(1%)	5%

Lending commitments	12.1	10.7	10.4	13%	16%

Wealth Management Loans and Lending Commitments (2)	$83.6	$82.9	$78.7	1%	6%

Consolidated Loans and Lending Commitments (3)	$241.9	$232.2	$240.3	4%	1%

The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

U.S. Bank Supplemental Financial Information
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2019	Dec 31, 2018	Mar 31, 2018	Dec 31, 2018	Mar 31, 2018

U.S. Bank assets	$210.3	$216.9	$188.3	(3%)	12%

Institutional Securities U.S. Bank loans
Corporate	$7.4	$7.4	$7.0	--	6%
Secured lending facilities	19.3	17.5	15.6	10%	24%
Commercial & residential real estate	11.8	10.5	12.4	12%	(5%)
Securities-based lending and other	5.6	6.0	4.8	(7%)	17%
Total loans	$44.1	$41.4	$39.8	7%	11%

Wealth Management U.S. Bank loans
Securities-based lending and other	$43.5	$44.7	$41.7	(3%)	4%
Residential real estate	28.0	27.5	26.6	2%	5%
Total loans	$71.5	$72.2	$68.3	(1%)	5%

U.S. Bank loans	$115.6	$113.6	$108.1	2%	7%

U.S. Bank investment securities portfolio (1)	$72.3	$69.2	$61.1	4%	18%

U.S. Bank deposits	$179.1	$187.1	$160.1	(4%)	12%

The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Definition of U.S. GAAP to Non-GAAP Measures

(a)
The Firm prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP).  From time to time, Morgan Stanley may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise.  The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP.  Non-GAAP financial measures disclosed by Morgan Stanley are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition, operating results, or prospective regulatory capital requirements.  These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies.  Whenever we refer to a non-GAAP financial measure, we will also generally define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable U.S. GAAP financial measure.  In addition to the following notes, please also refer to the Firm's Annual Report on Form 10-K for the year ended December 31, 2018.

(b)
The following are considered non-GAAP financial measures that the Firm considers useful for analysts, investors and other stakeholders to allow better comparability of operating performance.  These measures are calculated as follows:

-
Earnings per diluted share, excluding intermittent net discrete tax provision / benefit represents net income (loss) applicable to Morgan Stanley, adjusted for the impact of the intermittent net discrete tax provision / benefit, less preferred dividends divided by the average number of diluted shares outstanding.

-
The return on average common equity and return on average tangible common equity represents full year net income or annualized net income for the quarter applicable to Morgan Stanley less preferred dividends as a percentage of average common equity and average tangible common equity, respectively.

-
Segment return on average common equity and return on average tangible common equity represents full year net income or annualized net income for the quarter applicable to Morgan Stanley for each segment, less preferred dividend segment allocation, divided by average common equity and average tangible common equity for each respective segment.  The segment adjustments to common equity to derive segment average tangible common equity are generally set at the beginning of the year, and will remain fixed throughout the year until the next annual reset unless a significant business change occurs (e.g., acquisition or disposition).

-
The return on average common equity and the return on average tangible common equity excluding intermittent net discrete tax provision / benefit are adjusted in both the numerator and the denominator to exclude the intermittent net discrete tax provision / benefit.

-	Tangible common equity represents common equity less goodwill and intangible assets net of allowable mortgage servicing rights deduction.
-	Tangible book value per common share represents tangible common equity divided by period end common shares outstanding.
-	Pre-tax profit margin percentages represent income before income taxes as percentages of net revenues.

Definition of Performance Metrics and Terms

Page 1:
(a)	Net income (loss) applicable to Morgan Stanley represents net income, less net income applicable to nonredeemable noncontrolling interests.
(b)	Earnings (loss) applicable to Morgan Stanley common shareholders represents net income (loss) applicable to Morgan Stanley, less preferred dividends.

Page 2:
(a)	Book value per common share represents common equity divided by period end common shares outstanding.
(b)	The Firm expense efficiency ratio represents total non‐interest expenses as a percentage of net revenues.

Page 3:
(a)
Firmwide regional revenues reflect the Firm's consolidated net revenues on a managed basis.  Further discussion regarding the geographic methodology for net revenues is disclosed in Note 21 to the consolidated financial statements included in the Firm's Annual Report on Form 10-K for the year ended December 31, 2018 (2018 Form 10-K).

(b)
The global liquidity reserve, which is held within the bank and non-bank operating subsidiaries, is comprised of highly liquid and diversified cash and cash equivalents and unencumbered securities. Eligible unencumbered securities include U.S. government securities, U.S. agency securities, U.S. agency mortgage-backed securities, non-U.S. government securities and other highly liquid investment grade securities.

(c)	The Firm's goodwill and intangible balances utilized in the calculation of tangible common equity are net of allowable mortgage servicing rights deduction.

Page 4:
(a)
The Firm's attribution of average common equity to the business segments is based on the Required Capital framework, an internal capital adequacy measure. This framework is a risk-based and leverage use-of-capital measure, which is compared with the Firm's regulatory capital to ensure that the Firm maintains an amount of going concern capital after absorbing potential losses from stress events, where applicable, at a point in time.  The Required Capital Framework is based on the Firm's regulatory capital requirements.  The Firm defines the difference between its total average common equity and the sum of the average common equity amounts allocated to its business segments as Parent common equity.  The amount of capital allocated to the business segments is generally set at the beginning of the year, and will remain fixed throughout the year until the next annual reset unless a significant business change occurs (e.g., acquisition or disposition).  The Required Capital framework is expected to evolve over time in response to changes in the business and regulatory environment and to incorporate enhancements in modeling techniques.  For further discussion of the framework, refer to Part II, Item 7 "Liquidity and Capital Resources—Regulatory Requirements" in the Firm's Annual Report on Form 10-K for the year ended December 31, 2018.

(b)
The Firm's risk-based capital ratios for purposes of determining regulatory compliance are the lower of the capital ratios computed under the (i) standardized approaches for calculating credit risk and market risk risk-weighted assets (RWAs) (the “Standardized Approach”); and (ii) applicable advanced approaches for calculating credit risk, market risk and operational risk RWAs (the “Advanced Approach”).  At March 31, 2019, the Firm's ratios are based on the Standardized Approach.  For information on the calculation of regulatory capital and ratios for prior periods, please refer to Part II, Item 7 "Liquidity and Capital Resources—Regulatory Requirements" in the Firm's 2018 Form 10-K.

(c)	Supplementary leverage ratio represents Tier 1 capital divided by the total supplementary leverage exposure.

Page 5:
(a)	Institutional Securities Sales & Trading net revenues includes trading, net interest income (interest income less interest expense), asset management, commissions and fees revenues.
(b)
VaR represents the loss amount that one would not expect to exceed, on average, more than five times every one hundred trading days in the Firm's trading positions if the portfolio were held constant for a one-day period. Further discussion of the calculation of VaR and the limitations of the Firm's VaR methodology, is disclosed in Part II, Item 7A "Quantitative and Qualitative Disclosures about Market Risk" included in the Firm's 2018 Form 10-K.

Definition of Performance Metrics and Terms

Page 6:
(a)	Transactional revenues for the Wealth Management segment include investment banking, trading, and commissions and fee revenues.
(b)	Net interest income represents interest income less interest expense.
(c)	Other revenues for the Wealth Management segment includes investments and other revenues.

Page 7:
(a)	The average annualized revenue per representative metric represents annualized net revenues divided by average representative headcount.
(b)	Client assets per representative represents total client assets divided by period end representative headcount.
(c)	Client liabilities reflect U.S. Bank lending and broker dealer margin activity.
(d)	Fee-based client assets represent the amount of assets in client accounts where the basis of payment for services is a fee calculated on those assets.
(e)	Fee-based asset flows include net new fee-based assets, net account transfers, dividends, interest, and client fees and exclude institutional cash management related activity.

Page 8:
(a)	Other revenues for the Investment Management segment includes trading, net interest and other revenues.

Page 9:
(a)	Investment Management Alternative/Other asset class includes products in Fund of Funds, Real Estate, Private Equity and Credit strategies, as well as Multi-Asset portfolios.
(b)
Investment Management net flows include new commitments, investments or reinvestments, net of client redemptions, returns of capital post-fund investment period and dividends not reinvested and excludes the impact of the transition of funds from their commitment period to the invested capital period.

(c)	The share of minority stake assets represents Investment Management's proportional share of assets managed by entities in which it owns a minority stake.

Page 10:
(a)	Corporate loans include relationship and event-driven loans and typically consist of revolving lines of credit, term loans and bridge loans.
(b)	Secured lending facilities includes loans provided to clients to warehouse loans secured by underlying real estate or other assets.
(c)
The Institutional Securities business segment engages in securities-based and other lending activity, which includes corporate loans purchased in the secondary market, financing extended to commodities customers, and loans to municipalities.

(d)	Institutional Securities Lending Commitments principally includes Corporate lending activity.

Page 11:
(a)
U.S. Bank refers to the Firm's U.S. Bank operating subsidiaries Morgan Stanley Bank, N.A. and Morgan Stanley Private Bank, National Association and excludes balances between Bank subsidiaries, as well as deposits from the Parent and affiliates.

Supplemental Quantitative Details and Calculations

Page 1:
(1)The Firm non-interest expenses by category are as follows:
	1Q19	4Q18	1Q18
Compensation and benefits	$4,651	$3,787	$4,914

Non-compensation expenses:
Occupancy and equipment	347	358	336
Brokerage, clearing and exchange fees	593	598	627
Information processing and communications	532	529	478
Marketing and business development	141	220	140
Professional services	514	605	510
Other	553	594	652
Total non-compensation expenses	2,680	2,904	2,743

Total non-interest expenses	$7,331	$6,691	$7,657

Page 2:
(1)
The quarter ended March 31, 2019 included intermittent net discrete tax benefits of $101 million primarily associated with the remeasurement of reserves and related interest due to new information related to multi-jurisdiction tax examinations. The quarter ended December 31, 2018 included intermittent net discrete tax benefits of $111 million, primarily associated with the remeasurement of reserves and related interest due to the resolution of multi‐jurisdiction tax examinations.

The following sets forth the impact of the intermittent net discrete tax items to earnings per diluted share, return on average common equity and return on average tangible common equity (which are excluded):

	1Q19	4Q18
Earnings per diluted share impact	$0.06	$0.07
Return on average common equity impact	0.6%	0.6%
Return on average tangible common equity impact	0.7%	0.7%

(2)
The income tax consequences related to employee share-based payments, which are recurring-type tax items, are recognized in Provision for income taxes in the consolidated income statement, and may be either a benefit or a provision.  Conversion of employee share-based awards to Firm shares will primarily occur in the first quarter of each year.  The impact of recognizing excess tax benefits upon conversion of awards is as follows: 1Q19: $107 million, 4Q18: $1 million and 1Q18: $147 million.  The impact of intermittent net discrete tax provisions and benefits reflected above do not include the recurring-type discrete tax benefits related to employee share‐based payments as we anticipate conversion activity each year.

Page 5:
(1)
For the quarter ended March 31, 2019, the Institutional Securities segment net income applicable to Morgan Stanley included intermittent net discrete tax benefits of $101 million primarily associated with the remeasurement of reserves and related interest due to new information related to multi-jurisdiction tax examinations.  For the quarter ended December 31, 2018, the Institutional Securities segment recorded intermittent net discrete tax benefits of $94 million, primarily associated with the remeasurment of reserves and related interest due to the resolution of multi‐jurisdiction tax examinations.

(2)
Institutional Securities average tangible common equity represents average common equity adjusted to exclude goodwill and intangible assets net of allowable mortgage servicing rights deduction.  The adjustments are as follows:  1Q19:  $536mm;   4Q18:  $641mm;  1Q18:  $641mm

Supplemental Quantitative Details and Calculations

Page 6:
(1)
Wealth Management average tangible common equity represents average common equity adjusted to exclude goodwill and intangible assets net of allowable mortgage servicing rights deduction.  The adjustments are as follows:  1Q19:  $8,088mm;   4Q18:  $7,604mm;  1Q18:  $7,604mm

Page 8:
(1)
Includes investment gains or losses for certain funds included in the Firm's consolidated financial statements for which the limited partnership interests in these gains or losses were reported in net income (loss) applicable to nonredeemable noncontrolling interests.

(2)	For the quarter ended December 31, 2018, the Investment Management segment net income applicable to Morgan Stanley included an intermittent net discrete tax benefit of $20 million.
(3)
Investment Management average tangible common equity represents average common equity adjusted to exclude goodwill and intangible assets net of allowable mortgage servicing rights deduction.  The adjustments are as follows:  1Q19:  $940mm;   4Q18:  $950mm;  1Q18:  $950mm

Page 9:
(1)	Net Flows by region for the quarters ended March 31, 2019, December 31, 2018 and March 31, 2018 were:
North America: $(0.9) billion, $3.1 billion and $(19.8) billion
International: $(5.3) billion, $7.6 billion and $1.9 billion
(2)	Assets under management or supervision by region for the quarters ended March 31, 2019, December 31, 2018 and March 31, 2018 were:
North America: $269 billion, $260 billion and $270 billion
International: $211 billion, $203 billion and $199 billion

Page 10:
(1)
For the quarters ended March 31, 2019, December 31, 2018 and March 31, 2018, Institutional Securities recorded a provision for credit losses of $27 million, $7 million and $19 million, respectively, related to loans, and a provision for credit losses of $9 million, $3 million and $7 million, respectively, related to lending commitments.

(2)
For the quarter ended December 31, 2018, Wealth Management recorded a provision for credit losses of $2 million related to loans.  For the quarters ended March 31, 2019 and March 31, 2018, there was no material provision recorded by Wealth Management related to loans.   For the quarters ended March 31, 2019, December 31, 2018 and March 31, 2018, there was no material provision recorded by Wealth Management related to lending commitments.

(3)
For the quarters ended March 31, 2019, December 31, 2018 and March 31, 2018, Investment Management reflected loan balances of $26 million, $26 million and $1.2 billion, respectively, and lending commitments of $187 million in the quarter ended March 31, 2018, which are not included in the Consolidated Loans and Lending Commitments balance.

Page 11:
(1)
For the quarters ended March 31, 2019, December 31, 2018 and March 31, 2018, the U.S. Bank investment securities portfolio included held to maturity investment securities of $27.8 billion, $23.7 billion and $18.0 billion, respectively.

Legal Notice

This Financial Supplement contains financial, statistical and business-related information, as well as business and segment trends.
The information should be read in conjunction with the Firm's first quarter earnings press release issued April 17, 2019.